Exhibit (n)

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated December 29, 2022 with respect to the financial statements of FT Investments I LLC for the period from March 23, 2022 (commencement of operations) through June 30, 2022 which are contained in the Prospectus and Statement of Additional Information contained in this Registration Statement. We consent to the use of the aforementioned report in the Prospectus and Statement of Additional Information contained in this Registration Statement, and to the use of our name as it appears under the captions “Independent Registered Public Accounting Firm; Legal Counsel” and “Appendix C – Financial Statements”.

/s/ GRANT THORNTON LLP

Chicago, Illinois

December 29, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 10, 2022 with respect to the financial statements of First Trust Private Assets Fund for the period from February 14, 2022 (date of organization) through April 1, 2022 which are contained in the Prospectus and Statement of Additional Information contained in this Registration Statement. We consent to the use of the aforementioned report in the Prospectus and Statement of Additional Information contained in this Registration Statement, and to the use of our name as it appears under the captions “Independent Registered Public Accounting Firm; Legal Counsel” and “Appendix C – Financial Statements”.

/s/ GRANT THORNTON LLP

Chicago, Illinois

December 29, 2022